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                                                           Exhibit 99.(a)(ii)


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                    LEGG MASON SPECIAL INVESTMENT TRUST, INC.

     Legg Mason Special Investment Trust, Inc., a Maryland corporation (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to amend and restate its charter as currently in effect. The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

     FIRST: I, Arthur J. Brown, whose post office address is 1900 M Street, N.W., Washington, DC 20036, being more than eighteen years of age, do under and by virtue of the General Law of the State of Maryland authorizing the formation of corporations, associate myself as Incorporator with the intention of forming a corporation.

     SECOND: NAME.

     (a)  The name of the Corporation is LEGG MASON SPECIAL INVESTMENT TRUST,
          INC.

     (b) The Board of the Directors of the Corporation reserves the right to change its corporate name or any series or class name without action by stockholders in accordance with the General Corporation Law of the State of Maryland.

     THIRD: DURATION. The duration of the Corporation shall be perpetual.

     FOURTH: CORPORATE PURPOSES. The purposes for which the Corporation is formed are to act as an open-end management investment company, as contemplated by the Investment Company Act of 1940, as amended ("1940 Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force, including, without limitation:

     (a) To hold, invest and reinvest the funds of the Corporation, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities of any corporation, company, association, trust, firm, partnership, or other organization however or wherever established or organized, as well as securities created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of the charter of the Corporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any

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          direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all other acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

          For the purposes of the charter of the Corporation, as the same may be supplemented or amended, the term "securities" shall be deemed to include, without limiting the generality thereof, any stocks, shares, bonds, debentures, bills, notes, mortgages, transferable shares, investment contracts, voting-trust certificates, and any other obligations or evidences of indebtedness, and any puts, calls, straddles, privileges, options, certificates, receipts, warrants, futures, forward contracts, or fractional undivided interests in oil, gas or other mineral rights, or other instruments representing rights to receive, purchase, subscribe for or sell the same, or evidencing or representing any other direct or indirect rights or interests therein, including all rights of equitable ownership therein, or in any property or assets; any negotiable or non-negotiable instruments, including money market instruments, certificates of interest or participations in profit sharing agreements, collateral trust certificates, preorganization certificates or subscriptions, bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all types of repurchase or reverse repurchase agreements; interest rate protection instruments; and derivative or synthetic instruments; any interest or instrument commonly known as a "security;" or any certificate of interest or participation in, temporary or interim certificates for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     (b) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, or, in appropriate circumstances, any lawful business, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

     (c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

     (d) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitations, securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by the charter of the Corporation, as its Board of Directors may, and is hereby authorized to, determine.

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     (e)  To purchase, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by the charter of the Corporation.

     (f) To conduct its business in all branches at one or more offices in any part of the world, without restriction or limit as to extent.

     (g) To exercise and enjoy, in any states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

     (h) In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power set forth in the charter of the Corporation, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland as in force from time to time.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     Incident to meeting the purposes specified above, the Corporation also shall have the power, without limitation:

     (i) To acquire (by purchase, lease or otherwise) and to take, receive, own, hold, use, employ, maintain, develop, dispose of (by sale or otherwise) and otherwise deal with any real or personal property, wherever located, and any interest therein.

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     (j)  To make contracts and guarantees, incur liabilities and borrow money and, in this connection, issue notes or other evidence of indebtedness.

     (k) To buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts, options on futures contracts and forward contracts, subject to any applicable provisions of law.

     (l) To sell, lease, exchange, transfer, convey, mortgage, pledge and otherwise dispose of any or all of its assets.

     FIFTH: ADDRESS AND RESIDENT AGENT. The post office address of the principal office of the Corporation in the State of Maryland is 100 Light Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is Sheila M. Vidmar, whose post office address is 100 Light Street, Baltimore, Maryland. The resident agent is a citizen of the State of Maryland and actually resides therein.

     SIXTH: CAPITAL STOCK.

     Section 6.1. AUTHORITY TO ISSUE. The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred fifty million (350,000,000) shares, of the par value of one tenth of one cent ($0.001) ("Shares"), and of the aggregate par value of three hundred fifty thousand dollars ($350,000). The Board of Directors shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of the stockholders, to establish, create, classify and reclassify any unissued Shares by setting or changing such preferences, terms of conversion, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined by resolution or resolutions.

     The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and/or classes ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors is authorized, from time to time, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares of the Corporation into one or more separate Series or Classes of Shares, and to take such other action with respect to the Shares as the Board of Directors may deem desirable. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding. The Shares of any Series or Class of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors.

     The Corporation may hold or reissue any Shares reacquired by the Corporation. The Corporation may also reclassify or reissue for such consideration and on such terms as the Board of Directors may determine from time to time, such Shares or cancel them, at the discretion of the Board of Directors. No holder of any of the Shares shall be entitled as of right to subscribe for,

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purchase, or otherwise acquire any Shares of the Corporation which the
Corporation proposes to issue or reissue.

     Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued Shares, there is established and classified, one Series of stock comprising three hundred fifty million (350,000,000) Shares, to be known as "Legg Mason Special Investment Trust." Of these three hundred fifty million (350,000,000) Shares, two hundred million (200,000,000) Shares are established and classified as Shares of Legg Mason Special Investment Trust, Primary Class, fifty million (50,000,000) Shares are established and classified as Shares of Legg Mason Special Investment Trust, Institutional Class, and one hundred million (100,000,000) Shares are established and classified as Legg Mason Special Investment Trust, Financial Intermediary Class.

     The Primary Class Shares, Institutional Class Shares and Financial Intermediary Class Shares of Legg Mason Special Investment Trust shall represent investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the charter of the Corporation and as set forth below:

     (1) The net asset values of Primary Class Shares, Institutional Class Shares and Financial Intermediary Class Shares shall be calculated separately. In calculating the net asset values,

          (a) Each Class of Legg Mason Special Investment Trust shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that Class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other Class;

          (b) Each Class of Legg Mason Special Investment Trust shall be charged separately with such other expenses as may be permitted by Securities and Exchange Commission ("SEC") rule or order as interpreted from time to time by the SEC or SEC staff and as the Board of Directors shall deem appropriate;

          (c) All other fees and expenses shall be charged to all Classes of Legg Mason Special Investment Trust, in the proportion that the net assets of that Class bear to the net assets of Legg Mason Special Investment Trust, except as the SEC may otherwise require;

     (2) Dividends and other distributions (if any) shall be paid on Primary Class Shares, Institutional Class Shares and Financial Intermediary Class Shares of Legg Mason Special Investment Trust at such times as the Board of Directors or its delegates shall determine. The amounts of all dividends and other distributions shall be calculated separately for Primary Class Shares, Institutional Class Shares and Financial Intermediary Class Shares. In calculating the amount of any dividends or other distribution:

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          (a)  Each Class of Legg Mason Special Investment Trust shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that Class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other Class;

          (b) Each Class of Legg Mason Special Investment Trust shall be charged separately with such other expenses as may be permitted by SEC rule or order as interpreted from time to time by the SEC or SEC staff and as the Board of Directors shall deem appropriate;

          (c) All other fees and expenses shall be charged to all Classes of Legg Mason Special Investment Trust, in the proportion that the net assets of that Class bear to the net assets of Legg Mason Special Investment Trust, except as the SEC may otherwise require.

     Section 6.2. ESTABLISHMENT OF SERIES AND CLASSES. The establishment of any Series or Class of Shares in addition to those established in Section 6.1 hereof shall be effective upon the adoption of a resolution by the Board of Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class and making the appropriate amended or supplemental filing with the State Department of Assessments and Taxation of Maryland. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

     Section 6.3. DIVIDENDS. Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

     All dividends and distributions on Shares of each Series or Class shall be paid only out of the income belonging to that Series or Class and capital gains distributions on Shares of each Series or Class shall be paid only out of the capital gains belonging to that Series or Class. All dividends and distributions on Shares of each Series or Class shall be distributed PRO RATA to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions. In connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

     Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any dividend or distribution paid in Shares will be paid at the current net asset value thereof as determined in accordance with Section 6.7.

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     Section 6.4. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All
consideration received by the Corporation for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series or Class, as the case may be. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class shall be allocated between and among one or more of the Series or Classes in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the stockholders of all Series or Classes for all purposes, and all assets allocated to a Series or Class shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series or Class shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series or Class shall be charged with the liabilities of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, as the case may be. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the stockholders of all Series or Classes for all purposes.

     Section 6.5. VOTING. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his or her name on the books of the Corporation; provided, however, that when required by the 1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the stockholders of such Series or Class only. The presence in person or by proxy of the holders of one-third of the Shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where holders of any Series or Class vote as a Series or Class, one-third of the aggregate number of Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class. The Bylaws may provide that proxies and related authorizations may be transmitted by any electronic or telecommunications device or in any other manner permitted by law and may provide for the use of proxy solicitors, proxy support services, and similar services in any manner permitted by law. At the discretion of the chair of any meeting of stockholders, the presence or absence of a quorum may be determined for each matter individually or collectively for all issues to be brought before the stockholders of the Corporation or any Series or Class thereof.

     Section 6.6. REDEMPTION BY STOCKHOLDERS. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share as of such time as the Board of Directors shall have prescribed by resolution, minus any applicable sales charge, redemption or repurchase fee, or other permissible charge. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 6.7) after acceptance of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933, as amended, except that Shares may be redeemed from

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an underwriter at (a) the net asset value next determined after such requests are received by the underwriter or by a dealer with whom such underwriter has a sales agreement or (b) when appropriate, the net asset value determined at a later time. The Board of Directors may specify conditions and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. The Corporation may require stockholders to pay a sales charge to the Corporation, the underwriter or any other person designated by the Board of Directors upon redemption or repurchase of Shares of any Series or Class, in such amount as shall be determined from time to time by the Directors. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the 1940 Act.

     Section 6.7. NET ASSET VALUE PER SHARE. The net asset value of each Share of each Series or Class shall be the quotient obtained by dividing the value of the total assets of the Series or Class, less liabilities and expenses of that Series or Class, by the total number of Shares of the Series or Class outstanding. The Board of Directors shall have the power and duty to determine, in accordance with generally accepted accounting principles, the net income, total assets and liabilities of the Corporation and the net asset value per Share of each Series and Class of Shares at such times and by such methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the Directors and officers of the Corporation, to an investment adviser of the Corporation, to the custodian or depository of the Corporation's assets, or to another agent or contractor of the Corporation.

     Section 6.8. REDEMPTION BY THE CORPORATION. The Board of Directors may cause the Corporation to redeem at current net asset value all Shares of any Series or Class owned or held by any one stockholder if the Board determines that the aggregate net asset value of the stockholder's shares has fallen below a minimum dollar amount set by the Board of Directors. No such redemption shall be effected unless the Corporation has given the stockholder at least forty-five
(45) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his or her Shares to at least the minimum threshold set by the Board of Directors. Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price, in any permissible form, to be made to the holder of Shares so redeemed, which shall be the price calculated for the date and time of actual redemption.

     Section 6.9. PREEMPTIVE RIGHTS. No holder of any Shares or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any Shares or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine, and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any Shares or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors, in its sole discretion, shall determine, be offered to the holders of any Class, Series, or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Classes, Series, or types of stock or other securities at the time outstanding.

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     SEVENTH: ISSUANCE OF SHARES.

     Section 7.1. ISSUANCE OF NEW SHARES. The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing stockholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion of portions of the Shares of the Corporation previously issued and redeemed, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the charter of the Corporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value next determined after such orders are received by the underwriter or by a dealer with whom such underwriter has a sales agreement or (b) when appropriate, the net asset value determined at a later time.

     Section 7.2. FRACTIONAL SHARES. The Corporation may issue and sell fractions of Shares having PRO RATA all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

     EIGHTH: MAJORITY VOTE. Except as otherwise required by the 1940 Act or any other statutory provision, a majority of all the votes cast on a matter at a stockholders' meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Notwithstanding any provision of law requiring a greater proportion than a majority of the vote to take or authorize any action, the Corporation is hereby authorized in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a Class or Series entitled to vote thereon). The right to cumulate votes in the election of Directors is expressly prohibited.

     NINTH: BOARD OF DIRECTORS.

     Section 9.1. POWERS AND COMPOSITION. All corporate powers and authority of the Corporation (except as otherwise provided by statute, by the charter of the Corporation, or by the Bylaws of the Corporation) shall be vested in and may be exercised by the Board of Directors. Subject to the provisions of the laws of the state of Maryland, the number of Directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the Bylaws of the Corporation. Any vacancy on the Board of Directors, whether created by expansion of the Board of Directors or otherwise, may be filled by action of the existing Directors, except as otherwise required by law. Except as provided in the Bylaws, the election of Directors

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may be conducted in any way approved at the meeting (whether of stockholders or
Directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote.

     As of the effective date of these Amended and Restated Articles of Incorporation, the Board of Directors is comprised of nine members, and the following persons have been duly elected or appointed to serve as Directors until their successors are duly elected and qualified: John F. Curley, Jr., Mark
R. Fetting, Richard G. Gilmore, Arnold L. Lehman, Robin J.W. Masters, Jill E. McGovern, Arthur S. Mehlman, G. Peter O'Brien, and S. Ford Rowan.

     Section 9.2. COMPENSATION OF DIRECTORS. Each Director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the Board of Directors.

     Section 9.3. INSPECTION OF RECORDS. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulation, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to inspection by stockholders. No stockholders shall have any right to inspect any account, book, or document of the Corporation, except to the extent permitted by statute or the Bylaws.

     TENTH: CONTRACTS.

     Section 10.1. PARTIES TO CONTRACTS. Any contract for services as underwriter, investment adviser, manager, administrator, custodian, transfer agent or dividend disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the Directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article TENTH. The same person (including a firm, corporation, trust, or association) may be the other party to any or all of the underwriting, investment advisory or management contracts entered into by the Corporation, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 10.1.

     Section 10.2. CONTRACTS REGARDING SERIES OR CLASSES. The Board of Directors may cause the Corporation to enter into contracts on behalf of the Corporation or a Series or Class thereof. In accordance with Section 6.5, any obligations or liabilities stemming from a contract entered into on behalf of a Series or Class of the Corporation, or judgments thereon, are solely the responsibility of that Series or Class. Any payments due under, or resulting from, such a contract may be satisfied only by assets of the Series or Class on behalf of which the Corporation entered into the contract.

     ELEVENTH: LIABILITY OF DIRECTORS AND OFFICERS.

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     Section 11.1. LIABILITY. To the maximum extent permitted by applicable law
(including Maryland law and the 1940 Act) as currently in effect or as it may hereafter be amended, no Director or officer of the Corporation shall be liable to the Corporation, its stockholders, or any other party for money damages.

     Section 11.2. INDEMNIFICATION. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) currently in effect or as it may hereafter be amended, the Corporation shall indemnify and advance expenses to its present and past Directors, officers, or employees, and persons who are serving or have served at the request of the Corporation as a director, officer, employee, partner, trustee or agent of, or in similar capacities for, other entities. The Board of Directors may determine that the Corporation shall provide indemnification or advance expenses to an agent.

     Section 11.3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

     Section 11.4. REPEAL OR MODIFICATION. No repeal or modification of this Article ELEVENTH by the stockholders of the Corporation, or adoption or modification of any other provision of the charter of the Corporation or Bylaws inconsistent with this Article ELEVENTH, shall repeal or narrow any (1) limitation on the liability of any Director, officer or employee of the Corporation or (2) right of indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     TWELFTH: AMENDMENT.

     Section 12.1. AMENDMENT. The Corporation reserves the right from time to time to make any amendment of the charter of the Corporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in the charter of the Corporation, of any outstanding Shares. In accordance with Article EIGHTH hereof, any amendment to the charter of the Corporation required by law at the time of its proposal to be adopted by stockholders of the Corporation may be adopted at any meeting of the stockholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon. The Board of Directors may, without a stockholder vote, take any other action now or hereafter permitted by law without a stockholder vote.

     Section 12.2. BYLAWS. Except as may otherwise be expressly provided in the Bylaws, the Board of Directors is expressly authorized to make, alter, amend and repeal Bylaws or to adopt new Bylaws of the Corporation, without any action on the part of stockholders; but the Bylaws made by the Board of Directors and the power so conferred may be altered or repealed by the stockholders.

     SECOND: The foregoing amendment and restatement of the charter of the Corporation does not increase the authorized capital stock of the Corporation.

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     THIRD: The foregoing amendment and restatement of the charter of the
Corporation has been advised and approved by a majority of the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the undersigned Vice President and Secretary of Legg Mason Special Investment Trust, Inc., has executed the foregoing Amended and Restated Articles of Incorporation and hereby acknowledges the same to be the act of said corporation and further acknowledges that, to the best of his knowledge, information, and belief, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     On the 28th day of November, 2002.


ATTEST                                     LEGG MASON SPECIAL INVESTMENT
                                           TRUST, INC.




/s/ Kevin Ehrlich                             By: /s/ Marc R. Duffy
-------------------                               ----------------------------
Kevin Ehrlich                                     Marc R. Duffy
Assistant Secretary                               Vice President and Secretary










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